     As filed with the United States Securities and Exchange Commission on
                                 March 6, 2002.
                                                     Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                Olin Corporation
             (Exact name of registrant as specified in its charter)


            Virginia                                  13-1872319
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)


                                   ----------


          501 Merritt 7, P.O. Box 4500, Norwalk, Connecticut 06856-4500
                                 (203) 750-3000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                   ----------

                               Anthony W. Ruggiero
              Executive Vice President and Chief Financial Officer
                                Olin Corporation
                                  501 Merritt 7
                         Norwalk, Connecticut 06856-4500
                                 (203) 750-3000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)


                                   ----------

                                    Copy to:
                            Kris F. Heinzelman, Esq.
                             Cravath, Swaine & Moore
                                825 Eighth Avenue
                          New York, New York 10019-7475
                                 (212) 474-1000


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as the registrants determine in consideration of market conditions and other factors. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration Nos. 033-4479 and 033-52771

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         Calculation of Registration Fee

================================= ====================== ===================== ===================== ==================
     Title of each class of           Amount to be         Proposed maximum      Proposed maximum        Amount of
  securities to be registered        registered (1)       offering price per    aggregate offering   registration fee
                                                               unit (1)            price (2)(3)             (2)
--------------------------------- ---------------------- --------------------- --------------------- ------------------
Common Stock, $1 par value per
share and related preferred
stock purchase rights (4)                                                                $9,633,500               $887
--------------------------------- ---------------------- --------------------- --------------------- ------------------

(1)  Not required to be included in accordance with Rule 457(o).

(2) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(o). The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the issuance of the securities. In no event will the aggregate initial offering price of all securities issued under this registration statement exceed $9,633,500.

(3) The registrant has previously registered securities with a maximum initial offering price of $400,000,000 pursuant to registration statement on Form S-3 (Registration No. 033-4479), as amended, and as further amended by registration statement on Form S-3 (Registration No. 033-52771), as amended (the "Shelf Registration Statement"). As of the date of this registration statement, the aggregate initial offering price of securities which remain to be issued pursuant to the Shelf Registration Statements is $48,167,500.

(4) This registration statement also relates to rights to purchase shares of the registrant's Series A preferred stock, par value $1 per share, which are attached to all shares of common stock. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates representing the common stock and are transferred with and only with the common stock. The value attributable to the rights, if any, is reflected in the value of the common stock and no separate consideration has been received for the rights.

     This registration statement shall become effective upon filing with the United States Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

     This registration statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The registrant hereby incorporates by reference into this registration statement the contents, including the documents incorporated by reference therein and the exhibits thereto, of its registration statement on Form S-3 (Registration No. 033-4479), as amended, and as further amended by its related registration statement on Form S-3 (Registration No. 033-52771), as amended.

     The required opinions and consents for this registration statement are listed on an Index to Exhibits attached hereto and filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on February 28, 2002.

                                   Olin Corporation
                                   Registrant


                                   By: /s/ JOSEPH D. RUPP
                                       ---------------------------------------
                                       Joseph D. Rupp
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints Joseph D. Rupp, Anthony W. Ruggiero and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on February 28, 2002.

      (Signature)                                                    (Title)

  /s/ JOSEPH D. RUPP                    President and Chief Executive Officer (principal executive
  -------------------                   officer) and Director
  Joseph D. Rupp

  /s/ DONALD W. GRIFFIN                 Director and Chairman of the Board of Directors
  ----------------------
  Donald W. Griffin

  /s/ WILLIAM W. HIGGINS                Director
  -----------------------
  William W. Higgins


  /s/ RANDALL W. LARRIMORE              Director
  -------------------------
  Randall W. Larrimore


  /s/ STEPHEN F. PAGE                   Director
  --------------------
  Stephen F. Page


  /s/ G. JACKSON RATCLIFFE, JR.         Director
  ------------------------------
  G. Jackson Ratcliffe, Jr.


  /s/ RICHARD M. ROMPALA                Director
  -----------------------
  Richard M. Rompala


  /s/ ANTHONY W. RUGGIERO               Executive Vice President and Chief Financial Officer
  ------------------------              (principal financial officer) and Director
  Anthony W. Ruggiero


  /s/ MARY E. GALLAGHER                 Vice President and Controller (principal accounting officer)
  ----------------------
  Mary E. Gallagher

                                INDEX TO EXHIBITS

Exhibit Number      Exhibit Description

5                   Opinion and consent of Hunton & Williams.
23(a)               Consent of KPMG LLP.
23(b)               Consent of Hunton & Williams (included in Exhibit 5).
24                  Powers of Attorney (included on the signatures page
                    of this registration statement).